CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,595,000	$526.59

December 2011 Pricing Supplement No. 86 Registration Statement No. 333-177923 Dated December 23, 2011 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Opportunities in Currencies
Currency-Linked Partial Principal at Risk Securities due December 29, 2014
Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro
Brazilian real + Russian ruble + Indian rupee + Chinese renminbi

The securities are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, provide for the minimum payment amount of 90% of the principal if held to maturity and have the terms described in the accompanying product supplement no. 3-I, the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based on the performance of the basket as a whole. All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of JPMorgan Chase & Co. The investor may lose up to 10% of the stated principal amount of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	December 29, 2014, subject to adjustment for certain market disruption events and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 3-I
Aggregate principal amount:	$4,595,000
Basket:	Reference currencies	Reference currency weight	Starting spot rate
	Brazilian real (“BRL”)	25%	2.42004 BRL per EUR
	Russian ruble (“RUB”)	25%	40.51296 RUB per EUR
	Indian rupee (“INR”)	25%	68.74422 INR per EUR
	Chinese renminbi (“CNY”)	25%	8.24182 CNY per EUR
Payment at maturity:	▪ If the basket appreciates relative to the European Union euro (i.e., the basket return is positive), for each $1,000 stated principal amount security,
$1,000 + supplemental redemption amount
▪ If the basket depreciates or does not appreciate relative to the European Union euro (i.e., the basket return is zero or negative), for each $1,000 stated principal amount security,
$1,000 + ($1,000 × basket return), subject to the minimum payment amount
If the basket depreciates, the basket return will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket return below 0%. However, under no circumstances will the payment due at maturity be less than the minimum payment amount of $900 per security.
Supplemental redemption amount:	(i) $1,000 times (ii) the basket return times (iii) the participation rate
Minimum payment amount:	$900 per security
Participation rate:	150%
Basket return:	(ending basket level – starting basket level) / starting basket level
Starting basket level:	Set equal to 100 on the pricing date
Ending basket level:	The basket closing level on the valuation date
Basket closing level:

The basket closing level on the valuation date will be calculated as follows:

100 × [1 + sum of (reference currency return of each reference currency × reference currency weight of each such reference currency)]

Reference currency return:

With respect to each reference currency: (starting spot rate – ending spot rate) / starting spot rate

This formula effectively limits the contribution of each reference currency to a 100% return but does not limit the downside. See “How Do Currency Exchange Rates Work,” “Hypothetical Payouts on the Securities at Maturity –– Example 3” and “Fact Sheet” in this document for more information.

Valuation date:	December 22, 2014, subject to adjustment for non-currency business days or certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date — Least Performing Component Notes or Basket Notes” in the accompanying product supplement no. 3-I
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	December 23, 2011
Original issue date:	December 29, 2011 (3 business days after the pricing date)
CUSIP / ISIN:	48125VFX3 / US48125VFX38
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)(2)	Fees and commissions(2)(3)	Proceeds to issuer
Per security	$1,000.00	$30.00	$970.00
Total	$4,595,000.00	$137,850.00	$4,457,150.00
(1)	The price to the public includes the estimated cost of hedging our obligations under the securities through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds and Hedging” beginning on PS-24 of the accompanying product supplement no. 3-I.
(2)	The actual price to public and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor. The lowest price payable by an investor is $990.00 per $1,000 stated principal amount security. Please see “Syndicate Information” on page 8 for further details.
(3)	JPMS, acting as agent for JPMorgan Chase & Co., received a commission of $30.00 per $1,000 stated principal amount securities and used all of that commission to allow selling concessions to Morgan Stanley Smith Barney LLC (“MSSB”). See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-43 of the accompanying product supplement no. 3-I.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement no. 3-I and “Risk Factors” beginning on page 14 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 3-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product supplement no. 3-I dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007592/e46167_424b2.pdf

Prospectus supplement dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Basket Overview

The basket is an equally-weighted basket of four emerging markets currencies.

Basket Information
Reference currency	Reference currency weight	Quotation convention	Reference currency per USD: source and applicable time*	USD per EUR: source and applicable time*
Brazilian real (“BRL”)	25%	# BRL / 1 EUR	Reuters: BRFR (offer rate) at approximately 6:00 p.m., Sao Paulo time	Reuters: WMRPSPOT05 at approximately 4:00 p.m. Greenwich Mean Time
Russian ruble (“RUB”)	25%	# RUB / 1 EUR	Reuters: EMTA; between 12:00 and 12:30 p.m., Moscow time	Reuters: WMRPSPOT05 at approximately 4:00 p.m. Greenwich Mean Time
Indian rupee (“INR”)	25%	# INR / 1 EUR	Reuters: RBIB at approximately 12:30 p.m., Mumbai time	Reuters: WMRPSPOT05 at approximately 4:00 p.m. Greenwich Mean Time
Chinese renminbi (“CNY”)	25%	# CNY / 1 EUR	Reuters: SAEC at approximately 9:15 a.m., Beijing time	Reuters: WMRPSPOT05 at approximately 4:00 p.m. Greenwich Mean Time

* The spot rate of each reference currency relative to the European Union euro is calculated by multiplying (a) the exchange rate of the relevant reference currency relative to the U.S. dollar and (b) the exchange rate of the U.S. dollar relative to the European Union euro. See “Fact Sheet — Spot Rate” below.

December 2011	Page 2

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.
▪	The spot rate for each of the reference currencies is expressed as the number of units of that currency per European Union euro. As a result, a decrease in the spot rate means that the relevant reference currency has appreciated / strengthened relative to the European Union euro. This means that it takes fewer of the relevant reference currency to purchase one (1) European Union euro on the valuation date than it did on the pricing date.

➢    In this example, the Brazilian real strengthens from the starting spot rate of 2.40 to the ending spot rate of 2.20, resulting in the reference currency return of (2.40 – 2.20) / 2.40 = approximately 8.33%.

Starting spot rate (# BRL / 1 EUR)	Ending spot rate (# BRL / 1 EUR)
2.40	2.20

➢    In this example, the Brazilian real strengthens to the fullest extent possible from the starting spot rate of 2.40 to the ending spot rate of 0.00001 (possibly due to a hypothetical devaluation of the European Union euro), resulting in the reference currency return of (2.40 – 0.00001) / 2.40 = 100.00%.

Starting spot rate (# BRL / 1 EUR)	Ending spot rate (# BRL / 1 EUR)
2.40	0.00001

This example illustrates that, because the reference currency return is calculated by subtracting the ending spot rate from the starting spot rate and then dividing by the starting spot rate, the maximum possible reference currency return for each reference currency will be no greater than 100%. However, any possible decline in the reference currencies is not so limited as shown in the examples below.

▪	Conversely, an increase in the spot rate means that the relevant reference currency has depreciated / weakened relative to the European Union euro. This means that it takes more of the relevant reference currency to purchase one (1) European Union euro on the relevant valuation date than it did on the pricing date.

➢    In this example, the Brazilian real weakens from the starting spot rate of 2.40 to the ending spot rate of 3.00, resulting in the reference currency return of (2.40 – 3.00) / 2.40 = –25.00%.

Starting spot rate (# BRL / 1 EUR)	Ending spot rate (# BRL / 1 EUR)
2.40	3.00

➢    In this example, the Brazilian real is seriously devalued and weakens from the starting spot rate of 2.40 to the ending spot rate of 15.00, resulting in the reference currency return of (2.40 – 15.00) / 2.40 = –525.00%.

Starting spot rate (# BRL / 1 EUR)	Ending spot rate (# BRL / 1 EUR)
2.40	15.00

Because the reference currency return is calculated in the manner described above, there is no limit on the negative performance of any reference currency. Consequently, even if three of the reference currencies were to appreciate significantly relative to the European Union euro, that positive performance could be more than offset by a severe depreciation of the fourth reference currency so that you lose up to 10% of your initial investment in the securities.

Actual starting spot rates and ending spot rates will vary from those used in the examples above.

December 2011	Page 3

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Fact Sheet

The securities are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 90% of principal and have the terms described in product supplement no. 3-I, the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each stated principal amount of securities that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of the basket as a whole. Investors may lose up to 10% of the stated principal amount of the securities. The securities are senior notes issued as part of JPMorgan Chase & Co.’s Series E Medium-Term Notes program. All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of JPMorgan Chase & Co.

Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
December 23, 2011	December 29, 2011 (3 business days after the pricing date)	December 29, 2014, subject to adjustment for certain market disruption events and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 3-I

Key Terms
Issuer:	JPMorgan Chase & Co.

Basket:	Reference currencies	Reference currency weight	Reference currency per USD: source and applicable time	USD per EUR: source and applicable time	Starting spot rate
	Brazilian real (“BRL”)	25%	Reuters: BRFR (offer rate); 6:00 p.m., Sao Paulo Time	Reuters: WMRPSPOT05; 4:00 p.m. Greenwich Mean Time	2.42004 BRL per EUR
	Russian ruble (“RUB”)	25%	Reuters: EMTA; between 12:00 and 12:30 p.m., Moscow time		40.51296 RUB per EUR
	Indian rupee (“INR”)	25%	Reuters: RBIB; 12:30 p.m., Mumbai Time		68.74422 INR per EUR
	Chinese renminbi (“CNY”)	25%	Reuters: SAEC; 9:15 a.m., Beijing Time		8.24182 CNY per EUR

Aggregate principal amount:	$4,595,000
Issue price:	$1,000 per security (see “Syndicate Information” on page 8)
Stated principal amount:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Payment at maturity:	▪ If the basket appreciates relative to the European Union euro (i.e., the basket return is positive), for each $1,000 stated principal amount security,
$1,000 + supplemental redemption amount
▪ If the basket depreciates or does not appreciate relative to the European Union euro (i.e., the basket return is zero or negative), for each $1,000 stated principal amount security,
$1,000 + ($1,000 × basket return), subject to the minimum payment amount
If the basket depreciates, the basket return will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket return below 0%. However, under no circumstances will the payment due at maturity be less than the minimum payment amount of $900 per security.
Supplemental redemption amount:	(i) $1,000 times (ii) the basket return times (iii) the participation rate
Minimum payment amount:	$900 per security
Participation rate:	150%
Basket return:	(ending basket level – starting basket level) / starting basket level
Starting basket level:	Set equal to 100 on the pricing date

December 2011	Page 4

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Ending basket level:	The closing basket level on the valuation date
Basket closing level:

The basket closing level on the valuation date will be calculated as follows:

100 × [1 + sum of (reference currency return of each reference currency × reference currency weight of each such reference currency)]

Reference currency return:

With respect to each reference currency: (starting spot rate – ending spot rate) / starting spot rate

This formula effectively limits the contribution of each reference currency to a 100% return but does not limit the downside. See “How Do Currency Exchange Rates Work,” “Hypothetical Payouts on the Securities at Maturity –– Example 3” and “Fact Sheet” in this document for more information.

Starting spot rate:	With respect to each reference currency, the spot rate on the pricing date.
Ending spot rate:	With respect to each reference currency, the spot rate on the valuation date.
Spot rate:	With respect to each reference currency on any relevant day, (a) the reference currency per one U.S. dollar spot rate as reported by the applicable reference source at approximately the applicable time times (b) the U.S. dollar per one European Union euro spot rate as reported by the applicable reference source at approximately the applicable time.
Currency business day:	A “currency business day,” with respect to each reference currency, means a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in The City of New York and the principal financial center for the applicable reference currency (with respect to the Brazilian real, Sao Paulo, Brazil, with respect to the Russian ruble, Moscow, Russia, with respect to the Indian rupee, Mumbai, India and with respect to the Chinese renminbi, Beijing, China) and (b) banking institutions in The City of New York and such principal financial center for such reference currency are not otherwise authorized or required by law, regulation or executive order to close.
Valuation date:	December 22, 2014, subject to adjustment for non-currency business days or certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date — Least Performing Component Notes or Basket Notes” in the accompanying product supplement no. 3-I
Adjustment of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a currency business day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed until the third business day following the valuation date as postponed.
Base currency:	For purposes of the accompanying product supplement, the European Union euro is the base currency.
Risk factors:	Please see “Risk Factors” beginning on page 14.
December 2011	Page 5

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	48125VFX3 / US48125VFX38
Minimum ticketing size:	1 security
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” and in particular the subsection thereof entitled “—Notes Treated as Debt Instruments That Have a Term of More than One Year” in the accompanying product supplement no. 3-I. Notwithstanding that the securities do not provide for the full repayment of their principal amount at or prior to maturity, our special tax counsel, Davis Polk & Wardwell LLP is of the opinion that the securities should be treated for U.S. federal income tax purposes as “contingent payment debt instruments.” Assuming this treatment is respected, as discussed in that subsection, you will be required to accrue as interest income original issue discount on your securities in each taxable year at the comparable yield, as determined by us, although we will not make any payment with respect to the securities until maturity. Upon sale or exchange (including redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted tax basis in the security. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Purchasers who are not initial purchasers of securities at their issue price should consult their tax advisers with respect to the tax consequences of an investment in securities, including the treatment of the difference, if any, between the basis in their securities and the securities’ adjusted issue price.

The discussion in the preceding paragraph, when read in combination with the section entitled “Material U.S. Federal Income Tax Consequences” (and in particular the subsection thereof entitled “—Notes Treated as Debt Instruments That Have a Term of More than One Year”) in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Comparable yield and projected payment schedule. We have determined that the “comparable yield” is an annual rate of 2.57%, compounded semiannually. Based upon our determination of the comparable yield, the “projected payment schedule” per $1,000 principal amount security consists of a single payment at maturity, equal to $1,079.61. Assuming a semiannual accrual period, the following table states the amount of OID that will accrue with respect to a security during each calendar period, based upon our determination of the comparable yield and the projected payment schedule:

Calendar period	Accrued OID during calendar period (per $1,000 security)	Total accrued OID from original issue date per $1,000 security as of end of calendar period
December 29, 2011 through December 31, 2011	$0.07	$0.07
January 1, 2012 through December 31, 2012	$25.87	$25.94
January 1, 2013 through December 31, 2013	$26.53	$52.47
January 1, 2014 through December 29, 2014	$27.14	$79.61
Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual supplemental redemption amount, if any, that we will pay on the securities. The amount you actually receive at maturity or earlier sale or exchange of your securities will affect your income for that year, as described above.
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities.

For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement no. 3-I.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 3-I.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or Morgan Stanley Smith Barney’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number (800) 869-3326).

December 2011	Page 6

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Syndicate Information
Issue price	Selling concession	Principal amount of securities for any single investor
$1000.00	$30.00	<$1MM
$995.00	$25.00	≥$1MM and <$3MM
$992.50	$22.50	≥$3MM and <$5MM
$990.00	$20.00	≥$5MM

MSSB may reclaim selling concessions allowed to individual brokers within MSSB in connection with the offering if, within 30 days of the offering, MSSB repurchases the securities distributed by such brokers.

This pricing supplement represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement no. 3-I, the prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

December 2011	Page 7

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	150%
Minimum payment amount:	$900 per $1,000 stated principal amount security

Payoff diagram

How it works

▪	If the ending basket level is greater than the starting basket level, for each $1,000 principal amount security, investors will receive the $1,000 stated principal amount plus the supplemental redemption amount at maturity.
▪	If the ending basket level is greater than the starting basket level by 10%, the investor will receive a 15% return, or $1,150 per $1,000 stated principal amount security.
▪	If the ending basket level is greater than the starting basket level by 30%, the investor will receive a 45% return, or $1,450 per $1,000 stated principal amount security. Due to the specific formula used to calculate the reference currency return for each reference currency, the maximum possible reference currency return will be no greater than 100%. Consequently, the maximum payment per security at maturity will not be greater than $2,500.
▪	If the ending basket level is less than or equal to the starting basket level, the investor will receive an amount less than or equal to the $1,000 stated principal amount, based on a 1% loss of principal for each 1% that the ending basket level is less than the starting basket level.
▪	If the ending basket level is less than the starting basket level by 8%, the investor would lose 8% of its principal and receive only $920 per $1,000 stated principal amount security at maturity, or 92% of the stated principal amount.
▪	If the ending basket level is less than the starting basket level by 50%, investors would receive the minimum payment amount of $900 per $1,000 stated principal amount security.
December 2011	Page 8

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Hypothetical Payouts on the Securities at Maturity

Below are three examples of how to calculate the basket return and the payment at maturity based on the hypothetical spot rates in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results will vary.

The spot rates for each of the reference currencies are expressed as the number of units of the applicable reference currency per European Union euro. For each reference currency, a decrease in the spot rate means that such reference currency has appreciated/strengthened relative to the European Union euro and an increase in the spot rate means that such reference currency has depreciated/weakened relative to the European Union euro.

Example 1: The basket return is positive.

Reference currency	Reference currency weight	Hypothetical starting spot rate*	Hypothetical ending spot rate*	Reference currency return
BRL	25%	2.40	2.16	10%
RUB	25%	42.00	37.80	10%
INR	25%	70.00	63.00	10%
CNY	25%	8.60	7.74	10%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.40 – 2.16) / 2.40] × 25% = 2.50%
[(42.00 – 40.80) / 42.00] × 25% = 2.50%
[(70.00 – 67.30) / 70.00] × 25% = 2.50%
[(8.60 – 7.74) / 8.60] × 25% = 2.50%

2.50% + 2.50% + 2.50% + 2.50% = 10%

Ending basket level	=	100 × (1 + 10%), which equals 110
Basket return	=	(110 – 100) / 100, which equals 10%
Payment at maturity	=	$1,000 + supplemental redemption amount
	=	$1,000 + ($1,000 × basket return × participation rate)
	=	$1,000 + ($1,000 × 10% × 150%)
	=	$1,150

Because the basket return is greater than zero, investors will receive a supplemental redemption amount. Therefore, the total payment at maturity per $1,000 stated principal amount security will be $1,150, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $150.

* The spot rate of each reference currency relative to the European Union euro is calculated by multiplying (a) the exchange rate of the relevant reference currency relative to the U.S. dollar and (b) the exchange rate of the U.S. dollar relative to the European Union euro.

December 2011	Page 9

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Example 2: The basket return is negative.

Reference currency	Reference currency weight	Hypothetical starting spot rate*	Hypothetical ending spot rate*	Reference currency return
BRL	25%	2.40	2.28	5%
RUB	25%	42.00	46.20	-10%
INR	25%	70.00	67.90	3%
CNY	25%	8.60	9.46	-10%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.40 – 2.28) / 2.40] × 25% = 1.25%
[(42.00 – 46.20) / 42.00] × 25% = -2.50%
[(70.00 – 67.90) / 70.00] × 25% = 0.75%
[(8.60 – 9.46) / 8.60] × 25% = -2.50%

1.25% + -2.50% + 0.75% + -2.50% = -3.00%

Ending basket level	=	100 × (1 + -3.00%), which equals 97.00
Basket return	=	(97 – 100) / 100, which equals -3%
Payment at maturity	=	$1,000 + ($1,000 × basket return), subject to the minimum payment amount of $900
	=	$1,000 + ($1,000 × (-3.00%)), subject to the minimum payment amount of $900
	=	$1,000 + (-$30)
	=	$970

The basket return may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the European Union euro of one or more of the other basket currencies. In this example, the appreciation of the Brazilian real and the Indian rupee is more than offset by the depreciation of the Russian ruble and the Chinese renminbi.

* The spot rate of each reference currency relative to the European Union euro is calculated by multiplying (a) the exchange rate of the relevant reference currency relative to the U.S. dollar and (b) the exchange rate of the U.S. dollar relative to the European Union euro.

December 2011	Page 10

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Example 3: The basket return is significantly less than zero.

Reference currency	Reference currency weight	Hypothetical starting spot rate*	Hypothetical ending spot rate*	Reference currency return
BRL	25%	2.40	0.0001	100%
RUB	25%	42.00	0.0001	100%
INR	25%	70.00	0.0001	100%
CNY	25%	8.60	43.0000	-400%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.40 – 0.0001) / 2.40] × 25% = 25.00%
[(42.00 – 0.0001) / 42.00] × 25% = 25.00%
[(70.00 – 0.0001) / 70.00] × 25% = 25.00%
[(8.60 – 43.0000) / 8.60] × 25% = -100.00%

25.00% + 25.00% +25.00% +-100.00% =-25.00%

Ending basket level	=	100 × (1 + -25.00%), which equals 75
Basket return	=	(75 – 100) / 100, which equals -25%
Payment at maturity	=	$1,000 + ($1,000 × basket return), subject to the minimum payment amount of $900
	=	$1,000 + ($1,000 × (-25.00%)), subject to the minimum payment amount of $900
	=	$750, subject to the minimum payment amount of $900
	=	The minimum payment amount of $900

In this example, because $750 is less than the minimum payment amount of $900, the investor will receive the minimum payment amount.

The basket return may be equal to or less than 0% even though one or more reference currencies have strengthened relative to the European Union euro over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the European Union euro of one or more of the other reference currencies. In this example, even though three of the four reference currencies have each achieved the maximum possible reference currency return, the basket return is negative because the serious devaluation of the fourth reference currency more than offsets the appreciation of the other three reference currencies and investor loses 10% of its initial investment.

* The spot rate of each reference currency relative to the European Union euro is calculated by multiplying (a) the exchange rate of the relevant reference currency relative to the U.S. dollar and (b) the exchange rate of the U.S. dollar relative to the European Union euro.

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Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of securities that they hold, an amount in cash based on the performance of the basket on the valuation date, determined as follows:

If the ending basket level is greater than the starting basket level, investors will receive for each $1,000 stated principal amount of securities that they hold a payment at maturity equal to:

$1,000    +    supplemental redemption amount,

where,

supplemental redemption amount   =   $1,000    ×    basket return    ×    participation rate

and

basket return	=	ending basket level – starting basket level
starting basket level

and

participation rate = 150%

If the ending basket level is less than or equal to the starting basket level, investors will receive for each $1,000 stated principal amount of securities that they hold a payment at maturity equal to:

$1,000    +    $1,000 x basket return

subject to the minimum payment amount of $900, or 90% of the stated principal amount of $1,000 for each security.

Because the ending basket level will be less than or equal to the starting basket level in this case, the payment at maturity will be less than or equal to $1,000, subject to the minimum payment amount of $900 per security.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-10 of the accompanying product supplement no. 3-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide for a minimum payment at maturity of only 90% of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity. If the basket as a whole has depreciated from the pricing date to the valuation date, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the level of the basket, subject to the minimum payment amount of $900 per $1,000 stated principal amount security (90% of the stated principal amount).
▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the starting basket level, will determine the ending basket level and will calculate the amount you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or the selection of a successor to a reference currency or the base currency may affect the payout to you at maturity.
▪	The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, because the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the estimated cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of dealer discounts, mark-ups or other transaction costs. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
▪	The market price of the securities is influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which JPMS may be willing to purchase or sell the securities in the secondary market, including: time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the reference currencies, the spot rates and the volatility of the spot rates between the European Union euro and the reference currencies (which are calculated using the exchange rates of the relevant reference currencies relative to the U.S. dollar and the exchange rate of the U.S. dollar relative to the European Union euro) and any actual or anticipated changes in our credit ratings or credit spreads. The price of the reference currencies may be and has recently been volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.
▪	Each reference currency return is subject to an embedded maximum return. Because the reference currency returns are expressed as the starting spot rate minus the ending spot rate, divided by the starting spot rate, the reference currency return for each reference currency is subject to an embedded maximum return. In no event will any reference currency return equal or exceed 100%.

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▪	Changes in the spot rates of one or more of the reference currencies relative to the European Union euro may offset each other. Exchange rate movements in the reference currencies may not correlate with each other. At a time when one or more of the reference currencies strengthens relative to the European Union euro, one or more of the other reference currencies may weaken relative the European Union euro or strengthen to a lesser extent. Therefore, in calculating the basket return, the strengthening relative to the European Union euro of one or more of the reference currencies may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the European Union euro of one or more of the other reference currencies.

Moreover, due to the specific formula used to calculate the reference currency return for each reference currency, the maximum possible reference currency return will be no greater than 100% while there is no comparable limit on the negative performance of a reference currency. Consequently, the maximum payment per security at maturity is $2,500. In addition, even if three of the reference currencies were to appreciate significantly relative to the European Union euro, that positive performance could be more than offset by a severe devaluation of the fourth reference currency, which will have an adverse effect on the investor’s return at maturity. For an explanation of this possibility and how the reference currency return formula is calculated, see “How Do Currency Exchange Rates Work?” on page 4 and “Hypothetical Payouts on the Securities at Maturity –– Example 3” on page 12.

You can review a table of the historical spot rates and related graphs of each of the reference currencies and a graph of the historical performance of the basket (assuming that each of the reference currencies is equally weighted) in this pricing supplement under “Historical Information” on page 19 below. You cannot predict the future performance of any of the reference currencies or of the basket as a whole, or whether the strengthening of any of the reference currencies relative to the European Union euro will be offset by the weakening of the other reference currencies relative to the European Union euro, based on historical performance. In addition, there can be no assurance that the basket return will be positive so that you will receive at maturity an amount in excess of the stated principal amount of the securities. If the basket return is less than zero, you will receive at maturity an amount that is less than the amount of your original investment in the securities.

▪	The securities might not pay as much as an investment in the individual reference currencies. You may receive a lower payment at maturity than you would have received if you had invested in the reference currencies individually, a combination of reference currencies or contracts related to the reference currencies for which there is an active secondary market.
▪	The securities are subject to currency exchange risk. Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of a Reference Currency or the European Union euro is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the countries issuing the reference currencies, the European Union, the United States and other relevant countries or regions.

Of particular importance to potential currency exchange risk are:

▪         existing and expected rates of inflation;

▪         existing and expected interest rate levels;

▪         the balance of payments in the countries issuing the reference currencies, the European Union and the United States;

▪         the monetary policies of the countries issuing the reference currencies, the European Union and the United States; and

▪         the extent of government surpluses or deficits in the countries issuing the reference currencies, the European Union and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries issuing the reference currencies, the European Union, the United States and other countries important to international trade and finance.

▪	Governmental intervention could materially and adversely affect the value of the securities. Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange

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rates set by the government or left to float freely. Governments, including those of the countries issuing the reference currencies, the European Union and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪	Because the reference currencies are emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The securities are linked to the performance of an equally weighted basket of four currencies, all of which are emerging markets currencies. There is an increased risk of significant adverse fluctuations in the performances of the emerging markets currencies as they are currencies of less developed and less stable economies without a stabilizing component that could be provided by one of the major currencies. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant countries, which may negatively affect the value of the securities.
▪	Brazilian real

The exchange rate between the Brazilian real and the European Union euro is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Brazil or elsewhere, and by macroeconomic factors and speculative actions. The exchange rate is freely negotiated, but may be influenced from time to time by intervention by the Central Bank of Brazil. From 1995 to 1999, the Central Bank of Brazil allowed the gradual devaluation of the real relative to the U.S. dollar. In 1999, the Brazilian real suffered a currency crisis with significant devaluation. Subsequently, the Central Bank of Brazil allowed the exchange rate to float freely, although subject to frequent intervention by the Central Bank of Brazil to manipulate the exchange rate of the Brazilian real for U.S. dollars as well as to regulate the flow of the Brazilian real into and out of the country.

Since then, the exchange rate has fluctuated considerably. In 2009, the Brazilian real depreciated sharply against the European Union euro but has since recovered somewhat. The Brazilian real is not freely convertible into foreign currencies. While there have been some initial steps taken in the last few years to move towards a more free convertibility, the Central Bank of Brazil still requires the registration of all trades on its system (Sisbacen) among other restrictions. In addition, the Central Bank of Brazil has been known to conduct regular interventions to smooth volatility. Factors that might affect the likelihood of the government’s imposing exchange control restrictions include the extent of Brazil’s foreign currency reserves, the size of Brazil’s debt service burden relative to the economy as a whole, economic conditions in Brazil’s major export markets, changes in international prices of commodities, Brazil’s policy towards the International Monetary Fund, and political constraints to which Brazil may be subject.

▪	Russian ruble
The exchange rate between the Russian ruble and the European Union euro is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Russia or elsewhere, and by macroeconomic factors and speculative actions. Until 1998, the Central Bank of Russia maintained a currency band to limit fluctuations of the Russian ruble within a certain specified range. In August 1998, the Russian ruble devalued significantly, forcing the Central Bank of Russia to abandon attempts to maintain the value of the ruble and in early September 1998, the Central Bank of Russia announced that it would allow the Russian ruble to float freely against the U.S. dollar. Since 1998, the Central Bank of Russia has maintained a managed float of the Russian ruble against the U.S. dollar and continues to intervene in the currency to achieve its targeted exchange rates. In February 2006, the Central Bank of Russia announced that the Russian ruble would be targeted against a new weighted currency basket consisting of the euro and U.S. dollar to decouple the Russian ruble from the U.S. dollar. In July 2006, Russia lifted all currency controls on the Russian ruble and the Russian ruble became fully convertible and freely tradeable. The Russian ruble sharply depreciated against the European Union euro in 2008 and 2009 but

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has since recovered somewhat. The Central Bank of Russia periodically intervenes by purchasing surplus U.S. dollar liquidity from both natural resource exports and the foreign exchange market when foreign exchange fluctuations are sharp. There is an annual guideline in the Main Directions of Monetary Policy to which the Central Bank of Russia adheres. Factors affecting any future intervention in the Russian ruble or changes in policy include foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Russia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Russia may be subject.

▪	Indian rupee

The exchange rate between the Indian rupee and the European Union euro is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and speculative actions. During the past decade, the Indian government has pursued policies of economic liberalization and deregulation, but the government’s role in the economy has remained significant. From 1993 to 2003, the Indian rupee depreciated, but an increase in foreign investment in India led to strengthening of the Indian rupee from 2003 to 2007. Since 2010, the Indian rupee has generally depreciated relative to the European Union euro.

The Indian government allows the exchange rate to float freely, without a fixed target or band, but the Reserve Bank of India will intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India. There are currently strict limits on foreign investment in bond markets. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include political pressure related to recent inflation and its effect on exporters, the extent of India’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of India’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject.

▪	Chinese renminbi

The exchange rate between the Chinese renminbi and the European Union euro is affected primarily by the policies of the Chinese government, particularly with respect to its management of the exchange rate between the Chinese renminbi and the U.S. dollar, and may also be influenced by political or economic developments in the People’s Republic of China or elsewhere and by macroeconomic factors and speculative actions. From 1994 to 2005, the Chinese government used a managed floating exchange rate system, under which the People’s Bank of China (the “People’s Bank”) allowed the renminbi to float against the U.S. dollar within a very narrow band around the central exchange rate published daily by the People’s Bank.

In July 2005, the People’s Bank revalued the renminbi by 2% and announced that in the future it would set the value of the renminbi with reference to a basket of currencies rather than solely with reference to the U.S. dollar.

In addition, the People’s Bank announced that the reference basket of currencies used to set the value of the renminbi would be based on a daily poll of onshore market dealers and other undisclosed factors. Movements in the exchange rate between the Chinese renminbi and the U.S. dollar within the narrow band established by the People’s Bank result from the supply of, and the demand for, those two currencies and fluctuations in the reference basket of currencies.

The inflow and outflow of renminbi in China has historically been tightly controlled by the People’s Bank but there have been signs in recent years of a nascent but fast growing offshore renminbi market, with foreign exchange reforms implemented in 2010 serving as the catalyst. These reforms allow the renminbi to move to Hong Kong from mainland China without restriction if it is for the purpose of international trade settlement (e.g., import payments). Once moved offshore, this renminbi is reclassified from “CNY” renminbi to so-called “CNH” renminbi, which has no mainland restriction as to its end-use if it remains offshore. However, the growth of the CNH market may be impeded as China still tightly regulates the “back flow” of CNH into the onshore mainland market, in part to protect domestic markets. This creates a separate currency market for onshore versus offshore renminbi with different levels of exchange rates driven by capital control measures, supply and demand and arbitrage opportunities. No assurance can be given with

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respect to any future changes in the policy of the People’s Republic of China dealing with offshore renminbi trading.

To the extent that management of the renminbi by the People’s Bank has resulted in and currently results in trading levels that do not fully reflect market forces, any further changes in the government’s management of the Chinese renminbi could result in significant movement in the value of the renminbi. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the People’s Republic of China and the United States, including capital control measures and economic and political developments in other countries.

▪	Even though currencies trade around-the-clock, the securities will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the securities, if any, will not conform to the hours during which the reference currencies and European Union euro are traded. Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities. Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.
▪	Currency exchange risks can be expected to heighten in periods of financial turmoil. In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government, the European Union and the governments of their member entities and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the reference currencies relative to the European Union euro. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.
▪	Currency market disruptions may adversely affect your return. The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining, among other things, the spot rates and the reference currency return. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes — Market Disruption Events” in the accompanying product supplement no. 3-I for further information on what constitutes a market disruption event.
▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect the value of the reference currencies in a manner that could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the value of the reference currencies on the pricing date and, therefore, could have increased the level that the reference currencies must reach on the valuation date before you receive a payment at maturity that exceeds the issue price of the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the ending basket level and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
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Historical Information

The following graph is calculated to show the daily performance of the basket relative to the European Union euro during the period from January 2, 2006 through December 23, 2011 assuming that the reference currencies are equally weighted as set out above and that the basket closing level on January 6, 2006 was 100. The graph illustrates the effect of any offset and/or correlation among the reference currencies during such period. The graph does not take into account the minimum payment amount, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any of the reference currencies or of the basket as a whole, or whether the strengthening of any of the reference currencies relative to the European Union euro will be offset by the weakening of other reference currencies, based on their historical performance. The historical performance of the basket and the degree of correlation between the trends of the reference currencies (or lack thereof) should not be taken as an indication of the future performance.

Historical Basket Performance January 2, 2006 to December 23, 2011

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The following tables set forth the published high and low exchange rates, as well as end-of-quarter exchange rates, for each of the reference currencies for each quarter in the period from January 2, 2006 through December 23, 2011. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical exchange rates of the reference currencies should not be taken as an indication of future performance, and no assurance can be given as to the exchange rates on the valuation date.

BRL (# BRL / EUR)	High	Low	Period end
2006
First Quarter	2.8061	2.5123	2.6219
Second Quarter	3.0152	2.5849	2.7692
Third Quarter	2.8304	2.7246	2.7487
Fourth Quarter	2.8913	2.6722	2.8190
2007
First Quarter	2.8396	2.7021	2.7497
Second Quarter	2.7773	2.5572	2.6124
Third Quarter	2.7628	2.5395	2.6151
Fourth Quarter	2.7499	2.5143	2.5957
2008
First Quarter	2.7766	2.5250	2.7766
Second Quarter	2.7167	2.4909	2.5278
Third Quarter	2.8348	2.3861	2.6842
Fourth Quarter	3.4566	2.6860	3.2340
2009
First Quarter	3.2734	2.9011	3.0801
Second Quarter	3.0115	2.6908	2.7390
Third Quarter	2.8169	2.5816	2.5867
Fourth Quarter	2.6344	2.4972	2.4993
2010
First Quarter	2.6270	2.3972	2.4063
Second Quarter	2.3996	2.1810	2.2111
Third Quarter	2.3379	2.1835	2.3007
Fourth Quarter	2.3897	2.2057	2.2219
2011
First Quarter	2.3699	2.1736	2.3149
Second Quarter	2.3882	2.2612	2.2756
Third Quarter	2.5657	2.2068	2.5164
Fourth Quarter (through December 23, 2011)	2.5333	2.3670	2.4210

Brazilian real January 2,2006 through December 23, 2011 (expressed as units of BRL per EUR)

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RUB (# RUB / EUR)	High	Low	Period end
2006
First Quarter	34.8369	33.3174	33.5703
Second Quarter	34.7725	33.4843	34.3354
Third Quarter	34.4064	33.8208	33.9589
Fourth Quarter	34.9172	33.7583	34.7483
2007
First Quarter	34.9252	34.2318	34.7070
Second Quarter	35.0639	34.6420	34.8609
Third Quarter	35.4542	34.5643	35.4542
Fourth Quarter	36.1213	35.1818	35.9442
2008
First Quarter	37.1691	35.7646	37.0882
Second Quarter	37.2892	36.5835	36.9345
Third Quarter	37.1196	35.9894	36.1407
Fourth Quarter	42.6587	34.1519	42.6587
2009
First Quarter	46.8972	39.4703	44.9904
Second Quarter	44.9875	43.1382	43.7165
Third Quarter	45.9449	43.7214	43.9365
Fourth Quarter	44.9808	42.5952	43.0244
2010
First Quarter	43.1018	39.3345	39.7668
Second Quarter	39.7205	37.2408	38.2568
Third Quarter	41.6154	38.7641	41.6154
Fourth Quarter	43.4335	39.7712	40.8504
2011
First Quarter	40.8275	39.3075	40.2377
Second Quarter	40.8645	39.6104	40.4245
Third Quarter	43.8931	39.5060	43.1635
Fourth Quarter (through December 23, 2011)	43.5596	40.6041	40.6041

Russian ruble January 2, 2006 through December 23, 2011 (expressed as units of RUB per EUR)

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INR (# INR / EUR)	High	Low	Period end
2006
First Quarter	54.3561	52.6405	54.0631
Second Quarter	59.5817	54.0450	58.8897
Third Quarter	59.9372	58.1302	58.2030
Fourth Quarter	59.5627	56.8105	58.4210
2007
First Quarter	58.6965	57.0147	58.0553
Second Quarter	57.8635	54.2592	55.1498
Third Quarter	56.7391	54.8904	56.7391
Fourth Quarter	59.1685	55.4224	57.5104
2008
First Quarter	64.0741	57.1747	63.3315
Second Quarter	67.9085	62.2510	67.8275
Third Quarter	68.5965	62.8614	66.2001
Fourth Quarter	68.7882	60.2559	68.0128
2009
First Quarter	69.1433	62.3783	67.2264
Second Quarter	68.3390	64.8809	67.2251
Third Quarter	71.2979	66.9657	70.4161
Fourth Quarter	70.0647	66.6147	66.6147
2010
First Quarter	66.7880	60.3015	60.5665
Second Quarter	60.9128	55.6298	56.8449
Third Quarter	61.3478	58.2845	61.3060
Fourth Quarter	62.7004	58.9857	59.7620
2011
First Quarter	64.0301	58.3095	63.1540
Second Quarter	65.8625	63.0890	64.7079
Third Quarter	66.9215	62.3560	65.6990
Fourth Quarter (through December 23, 2011)	70.8370	64.7520	68.8740

Indian rupee January 2, 2006 through December 23, 2011 (expressed as units of INR per EUR)

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CNY (# CNY / EUR)	High	Low	Period end
2006
First Quarter	9.9250	9.5258	9.7136
Second Quarter	10.3637	9.6886	10.2267
Third Quarter	10.2718	10.0009	10.0173
Fourth Quarter	10.4520	9.8875	10.2991
2007
First Quarter	10.3570	10.0363	10.3190
Second Quarter	10.5384	10.1620	10.3098
Third Quarter	10.7088	10.2031	10.7088
Fourth Quarter	11.0228	10.5444	10.6472
2008
First Quarter	11.1391	10.4064	11.0705
Second Quarter	11.1765	10.6158	10.7981
Third Quarter	10.9059	9.5739	9.6479
Fourth Quarter	9.8572	8.5113	9.5347
2009
First Quarter	9.5895	8.5658	9.0549
Second Quarter	9.7710	8.8308	9.5855
Third Quarter	10.0973	9.4870	9.9923
Fourth Quarter	10.3351	9.7293	9.7811
2010
First Quarter	9.9098	9.0627	9.2228
Second Quarter	9.3199	8.1464	8.2985
Third Quarter	9.1212	8.4954	9.1212
Fourth Quarter	9.4648	8.6554	8.8213
2011
First Quarter	9.3392	8.5574	9.2699
Second Quarter	9.6422	9.1375	9.3739
Third Quarter	9.3974	8.5466	8.5466
Fourth Quarter (through December 23, 2011)	9.0302	8.2341	8.2747

Chinese renminbi January 2, 2006 through December 23, 2011 (expressed as units of CNY per EUR)

December 2011	Page 22

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” beginning on page PS-24 of the accompanying product supplement no. 3-I.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 14, 2011, which has been filed as Exhibit 5.2 to the Registration Statement on Form S-3 filed by us on November 14, 2011.

December 2011	Page 23

Currency-Linked Partial Principal at Risk Securities due December 29, 2014

Based on the Performance of a Basket of Four Emerging Markets Currencies Relative to the European Union Euro

Where You Can Find More Information

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 3-I dated November 14, 2011.

This document, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto dated November 28, 2011 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 3-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007592/e46167_424b2.pdf

• Prospectus supplement dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

December 2011	Page 24